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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-147570 and 333-149806) and the Registration Statements on Form S-3 (Nos. 333-147569 and 333-147758) of InfoLogix, Inc. of our report dated March 23, 2007, except for the classification of certain amounts in revenues and costs of sales, which date is March 27, 2008, with respect to the consolidated financial statements of InfoLogix, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
April 15, 2009

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  Exhibit 23.2